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                                                                      Exhibit 11



                                  ORAVAX, INC.

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            WEIGHTED SHARES USED IN COMPUTATION OF EARNINGS PER SHARE



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For the year ended December 31, 1994
        Common stock outstanding, beginning of year ................    206,862
        Cheap stock shares relating to SAB No. 83(1) ...............    364,277
        Weighted average common stock issued during fiscal
          year 1993 ................................................        188
                                                                      ---------
                                                                        571,327

For the year ended December 31, 1995
        Common stock outstanding, beginning of year ................    230,661
        Cheap stock shares relating to SAB No. 83(1) ...............     88,824
        Weighted average common stock issued during the period .....  4,146,470
                                                                      ---------
                                                                      4,465,955

For the year ended December 31, 1996
        Common stock outstanding, beginning of year.................  7,615,865
        Weighted average common stock issued during fiscal
          year 1996 ................................................  1,178,910
                                                                      ---------
                                                                      8,794,775



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(1)  In accordance with SEC Staff Accounting Bulletin ("SAB No. 83"), issuances of Common Stock equivalents (preferred stock, common stock, stock options and warrants) one year prior to the initial filing date of the Company's registration statement at share prices below the public offering price of $10.00 per share ("Cheap Stock"), are considered to have been made in anticipation of the public offering and have been included as if the shares were outstanding for all periods presented until the effectiveness of the initial public offering using the treasury stock method at the public offering price of $10.00 per share.

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